Exhibit 99.1

QlikTech Announces First Quarter 2013 Financial Results

•	Total revenue of $96.5 million increases 22% compared to first quarter of 2012

•	Total license revenue of $52.7 million increases 14% compared to first quarter 2012

•	Total revenue in the Americas increases 29% compared to first quarter of 2012

RADNOR, Pennsylvania – April 25, 2013 - Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the first quarter ended March 31, 2013.

Lars Björk, Chief Executive Officer of QlikTech, stated, “I am pleased with our strong first quarter results. We continue to benefit from sales process improvements across the enterprise, expanded service and support offerings, and ongoing momentum across our partner network. In addition, our ability to convert Big Data into relevant, insightful, and actionable information is a key differentiator for us and a high priority for our customers.”

Financial Highlights for the First Quarter Ended March 31, 2013

•

Total revenue for the first quarter of 2013 was $96.5 million, an increase of 22% from $79.2 million for the first quarter of 2012. License revenue for the first quarter of 2013 was $52.7 million, an increase of 14% from $46.3 million for the first quarter of 2012. Foreign currency exchange rate fluctuations from the prior year period impacted total revenue by less than 1%.

•

GAAP loss from operations for the first quarter of 2013 was ($16.8) million, compared to a GAAP loss from operations of ($7.8) million for the first quarter of 2012. GAAP net loss was ($13.2) million, or ($0.15) per basic and diluted common share, compared to a GAAP net loss of ($7.5) million, or ($0.09) per basic and diluted common share, for the first quarter of 2012.

•

Non-GAAP loss from operations was ($10.2) million for the first quarter of 2013, compared to a non-GAAP loss from operations of ($2.3) million for the first quarter of 2012. Non-GAAP net loss was ($8.2) million for the first quarter of 2013, or ($0.09) per basic and diluted common share, compared to a non-GAAP net loss of ($2.6) million, or ($0.03) per basic and diluted common share, for the first quarter of 2012.

•

Cash and cash equivalents as of March 31, 2013 were $214.8 million. For the quarter ended March 31, 2013, net cash provided by operating activities was $14.7 million, as compared to $21.9 million for the three months ended March 31, 2012.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2013 and 2012. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•

For the first quarter of 2013, on a constant currency basis, revenue in the Americas increased 29% over the prior year period, revenue from Europe increased 16% over the prior year period, and revenue from Rest of World increased 37% over the prior year period.

•	Added new customers during the first quarter of 2013 including Harman International Industries, Inc., Humana Italia SPA, Mitsubishi Chemical, Red Hat, Inc., Toys “R” Us GmbH, and Unum Group.

•

Expanded numerous customer engagements globally through our land and expand strategy including BMW AG, Croix Rouge de Belgique, Groupe Roussel, Jefferies, Orbitz Worldwide, Pacific Life, Rackspace, Region Skåne, Sealed Air Corp., Singapore Management University, Telefonica Global Solutions, Tiger Airways Holdings Ltd, UBS AG, and Vodafone GmbH.

•

Completed 88 deals with license and first year maintenance over $100,000 in the first quarter of 2013, including 32 deals over $250,000, compared to 109 deals over $100,000 and 25 deals over $250,000 in the prior year period.

•

Continued success with our land and expand strategy with 65% of license and first year maintenance billings generated from existing customers in the first quarter of 2013, compared to 62% in the prior year period.

•

Generated 63% of license and first year maintenance billings from our indirect partner channel and 37% from our direct channel in the first quarter of 2013, compared to 53% from our indirect partner channel and 47% from our direct channel in the prior year period. The increase in the percentage of license and first year maintenance generated through our indirect partner channel reflects the closure of several large deals through partners during the first quarter of 2013.

Business Outlook

Based on information available as of April 25, 2013, QlikTech is issuing guidance for the second quarter of 2013 and full year 2013 as follows:

in millions, except for per share data	Guidance Range Q2 2013
	Low End	High End
Total revenue	$104.0	$108.0
Non-GAAP income (loss) from operations[1]	$(3.0)	$0.0
Non-GAAP income (loss) per diluted common share[2]	$(0.02)	$0.00

	Guidance Range Full Year 2013
	Low End	High End
Total revenue	$471.0	$481.0
Non-GAAP income from operations[1]	$54.0	$58.0
Non-GAAP income per diluted common share[3]	$0.41	$0.44

[1]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30%, basic weighted average shares outstanding of 87 million, and diluted weighted average shares outstanding of 89 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of 89 million.

QlikTech’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the second quarter of 2013 and full year 2013 assume that foreign currency exchange rates for the second quarter of 2013 and full year 2013 will approximate current exchange rates.

QlikTech currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

QlikTech will host a conference call on Thursday, April 25, 2013 at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The presentation will be webcast live and available under the “Events & Presentations” section on QlikTech’s investor relations website at http://investor.qlikview.com/. Following the conference call, a replay will be available until April 28, 2013 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 31697741. An archived webcast of this conference call will also be available under the “Events & Presentations” section on QlikTech’s investor relations.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, QlikTech uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors. In addition, QlikTech believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months ended March 31, 2013 and 2012, non-GAAP loss from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets. Non-GAAP net loss is determined by taking GAAP net loss before benefit for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and the result is tax affected at an estimated long-term effective tax rate of 30%. QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

•

Amortization of intangible assets. A portion of the purchase price of QlikTech’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, QlikTech does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

To determine the revenue growth rates on a constant currency basis for the three months ended March 31, 2013, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term effective tax rate of 30%. QlikTech’s expectations of its estimated long-term effective tax rate have been revised for 2013 from 32% to 30% as a result of reductions in the corporate tax rates in several foreign jurisdictions where it operates. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the second quarter of 2013 and full year 2013 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 28,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; our ability to successfully integrate acquisitions into our business; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Investor Contact:

Staci Mortenson

ICR

IR@qliktech.com

+1 (484) 685-0578

Media Contact:

Maria Scurry

Qlik Technologies

Maria.Scurry@qliktech.com

+1 (781) 366-7617

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Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2013	2012

Revenue:
License revenue	$52,652	$46,319
Maintenance revenue	35,716	26,442
Professional services revenue	8,180	6,394

Total revenue	96,548	79,155

Cost of revenue:
License revenue	1,647	576
Maintenance revenue	2,872	2,119
Professional services revenue	9,837	6,766

Total cost of revenue	14,356	9,461

Gross profit	82,192	69,694

Operating expenses:
Sales and marketing	60,980	50,052
Research and development	15,480	7,807
General and administrative	22,493	19,613

Total operating expenses	98,953	77,472

Loss from operations	(16,761)	(7,778)

Other income (expense), net:
Interest income, net	32	34
Foreign exchange loss, net	(1,483)	(1,428)

Total other expense, net	(1,451)	(1,394)

Loss before benefit for income taxes	(18,212)	(9,172)

Benefit for income taxes	5,006	1,636

Net loss	$(13,206)	$(7,536)

Net loss per common share
Basic and diluted	$(0.15)	$(0.09)

Weighted average number of common shares outstanding
Basic and diluted	86,516,905	84,633,046

*	Prior year amounts have been reclassified where appropriate to conform to current year classification for comparative purposes.

Stock-based compensation expense for the three months ended March 31, 2013 and 2012 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Cost of revenue	$608	$339
Sales and marketing	2,965	2,309
Research and development	740	430
General and administrative	1,676	945

	$5,989	$4,023

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Reconciliation of non-GAAP loss from operations:

GAAP loss from operations	$(16,761)	$(7,778)
Stock-based compensation expense	5,989	4,023
Employer payroll taxes on stock transactions	208	1,450
Amortization of intangible assets	350	—

Non-GAAP loss from operations	$(10,214)	$(2,305)

Non-GAAP loss from operations as a percentage of total revenue	–10.6%	–2.9%
GAAP loss from operations as a percentage of total revenue	–17.4%	–9.8%

Reconciliation of non-GAAP net loss:

GAAP net loss	$(13,206)	$(7,536)
Stock-based compensation expense	5,989	4,023
Employer payroll taxes on stock transactions	208	1,450
Amortization of intangible assets	350	—
Income tax adjustment*	(1,507)	(526)

Non-GAAP net loss	$(8,166)	$(2,589)

Non-GAAP net loss per common share - basic and diluted	$(0.09)	$(0.03)

GAAP net loss per common share - basic and diluted	$(0.15)	$(0.09)

Weighted average number of common shares outstanding - basic and diluted	86,516,905	84,633,046

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP benefit for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$96,548	$79,155	22%
Estimated impact of foreign currency fluctuations			0%

Total revenue constant currency growth rate			22%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
License revenue, as reported	$52,652	$46,319	14%
Estimated impact of foreign currency fluctuations			0%

License revenue constant currency growth rate			14%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$35,716	$26,442	35%
Estimated impact of foreign currency fluctuations			–1%

Maintenance revenue constant currency growth rate			34%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$8,180	$6,394	28%
Estimated impact of foreign currency fluctuations			0%

Professional services revenue constant currency growth rate			28%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$33,372	$25,963	29%
Estimated impact of foreign currency fluctuations			0%

Americas revenue constant currency growth rate			29%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$53,676	$46,020	17%
Estimated impact of foreign currency fluctuations			–1%

Europe revenue constant currency growth rate			16%

	Three Months Ended March 31,
	2013	2012	% change
	(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$9,500	$7,172	32%
Estimated impact of foreign currency fluctuations			5%

Rest of World revenue constant currency growth rate			37%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$214,834	$195,803
Accounts receivable, net	101,359	144,475
Prepaid expenses and other current assets	16,111	14,455
Income tax receivable	11,530	—
Deferred income taxes	1,048	1,211

Total current assets	344,882	355,944

Property and equipment, net	18,267	17,048
Intangible assets, net	5,273	5,625
Goodwill	7,202	7,367
Deferred income taxes	928	1,761
Deposits and other noncurrent assets	2,706	2,628

Total assets	$379,258	$390,373

Liabilities and stockholders’ equity
Current liabilities:
Line of credit	$183	$—
Income taxes payable	—	4,154
Accounts payable	5,825	7,128
Deferred revenue	87,637	84,197
Accrued payroll and other related costs	32,026	36,976
Accrued expenses	21,304	26,075
Deferred income taxes	142	150

Total current liabilities	147,117	158,680

Long-term liabilities:
Deferred revenue	1,599	1,745
Deferred income taxes	485	512
Other long-term liabilities	4,346	3,874

Total liabilities	153,547	164,811

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	223,786	209,614
Retained earnings (accumulated deficit)	(190)	13,016
Accumulated other comprehensive income	2,106	2,923

Total stockholders’ equity	225,711	225,562

Total liabilities and stockholders’ equity	$379,258	$390,373

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities
Net loss	$(13,206)	$(7,536)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,719	1,095
Stock-based compensation expense	5,989	4,023
Excess tax benefit from stock-based compensation	(4,181)	(4,172)
Other non cash items	1,667	575
Changes in assets and liabilities	22,719	27,910

Net cash provided by operating activities	14,707	21,895

Cash flows from investing activities
Capital expenditures	(2,762)	(2,492)

Net cash used in investing activities	(2,762)	(2,492)

Cash flows from financing activities
Proceeds from exercise of common stock options	4,002	2,888
Excess tax benefit from stock-based compensation	4,181	4,172
Borrowings (payments) on line of credit	182	(234)

Net cash provided by financing activities	8,365	6,826
Effect of exchange rate on cash	(1,279)	2,100

Net increase in cash and cash equivalents	19,031	28,329
Cash and cash equivalents, beginning of period	195,803	177,413

Cash and cash equivalents, end of period	$214,834	$205,742

Supplemental cash flow information:
Cash paid during the period for income taxes	$5,530	$2,005